Kenne Ruan, CPA, P.C.	Phone: (203) 824-0441 Fax: (203) 413-6486
40 Hemlock Hollow Road, Woodbridge, CT 06525	kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10Q of ScanSys, Inc. of our report dated July 25, 2013, relating to the financial statements of the quarter ended June 30, 2013.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 30, 2013